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                                   Exhibit 23


                                BDO Seidman, LLP
                      1900 Avenue of the Starts, 11th Floor
                              Los Angeles, CA 90067


               Consent of Independent Certified Public Accountants


Entrada Networks, Inc.
San Diego, California


We hereby consent to incorporation by reference in the Registration Statements (Nos. 333-62289, 333-52947, 333-12315 and 333-51850) on Form S-8 of Entrada
Networks, Inc. (formerly Sync Research, Inc.) of our report, dated March 2, 2001, relating to the consolidated balance sheets of Entrada Networks, Inc. and subsidiaries as of January 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended January 31, 2001, 2000 and 1999, which report appears in the January 31, 2001 annual report on Form 10-K of Entrada Networks, Inc.



                                                         BDO SEIDMAN, LLP

Los Angeles, California
May 4, 2001